UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2022

Lightning eMotors, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39283	84-4605714

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

815 14th Street SW, Suite A100

Loveland, Colorado 80537

(Address of principal executive offices and zip code)

1-800-223-0740

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZEV	New York Stock Exchange
Redeemable Warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZEV.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

The Company’s Disclosure Channels To Disseminate Information

Investors and others should note that Lightning eMotors, Inc. (the “Company”) announces material information to the public about the Company and its products, technologies, services, development activities and other issues through a variety of means, including the Company’s website, press releases, SEC filings, blogs, podcasts, YouTube videos and social media, in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages its investors and others to review the information it makes public in the locations below as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Interested in keeping up with Lightning eMotors?

For more information on the Company and its products, technologies and services, please visit: lightningemotors.com.

For more information for Company investors, please visit: ir.lightningemotors.com.

For the latest information from the Company, including press releases, blogs, podcasts and YouTube videos, please visit: lightningemotors.com/news/, lightningemotors.com/blog/, lightningemotors.com/lightning-commercial-ev-talk-podcast/ and youtube.com/c/LightningeMotors.

For additional information, please follow the Company’s Twitter account: twitter.com/LightningeMtrs, the Company’s LinkedIn account: linkedin.com/company/lightningemotors/about/ and the Company’s Facebook account: facebook.com/LightningeMotors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2022

Lightning eMotors, Inc.

	By:	/s/ Timothy Reeser
Chief Executive Officer